Exhibit 10.1

RESEARCH AGREEMENT AMENDMENT

THIS RESEARCH AGREEMENT AMENDMENT (the “Amendment”), made and entered into as of this 23th day of August, 2010, is by and between AGA MEDICAL CORPORATION, a Minnesota corporation (the “Company”), and DR. KURT AMPLATZ (“Researcher”).

RECITALS

A.                                   Researcher is the founder of the Company and was the inventor of the significant technology which constitutes the core of the Company’s business;

B.                                     The Company and Researcher are parties to that certain Research Agreement, dated December 23, 2005 (the “Research Agreement”); and

C.                                     The Company and Researcher desire to renew and continue the Research Agreement for an additional five (5) years beyond the term of that Research Agreement.

NOW, THEREFORE, in furtherance of the above Recitals and the mutual benefits to be gained by the parties by entering into this Amendment, the parties agree to the following terms and conditions:

1.                                       Term and Termination. Paragraph 10 of the Research Agreement is hereby deleted and replaced in its entirety by the following:

10). Term and Termination. This Agreement shall commence on the date hereof and shall terminate ten (10) years after the date hereof, unless previously terminated: (a) upon ninety (90) days written notice by the Company to Researcher; or (b) immediately upon a material breach of this Agreement by any Party hereto which is not cured within ten (10) days written notice to the breaching Party.

2.                                       Other Terms. The remaining terms of the Research Agreement shall remain in full force and effect as if fully set forth herein.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

COMPANY:		RESEARCHER:
AGA MEDICAL CORPORATION

By:	/s/ John Barr	/s/ Kurt Amplatz
	John Barr	Dr. Kurt Amplatz
Its:	President